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                                 EXHIBIT (23.2)

                    CONSENT OF CROWE, CHIZEK AND COMPANY LLP
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the use in this Registration Statement of Citizens Bancshares, Inc. on Form S-4, of our report dated January 23, 1996 on the 1995, 1994 and 1993 consolidated financial statements of Citizens Bancshares, Inc. We also consent to the reference to us under the heading "Expert" in the Prospectus, which is part of this Registration Statement.




                                         /s/  Crowe, Chizek and Company LLP
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                                         Crowe, Chizek and Company LLP


Columbus, Ohio
July 31, 1996